Exhibit 99.1

Investor Contact: Brad Ankerholz
Graphic Packaging Holding Company
770-240-7971

Graphic Packaging Holding Company Reports Second Quarter 2013 Results
Second Quarter Highlights

•	Net Sales increased 2.5% versus the prior year period.

•	Adjusted Earnings per Diluted Share increased to $0.13 versus $0.11 in the prior year period.

•	Adjusted EBITDA was $175.1 million versus $176.4 million in the prior year period.

ATLANTA, GA, July 25, 2013. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of packaging solutions to food, beverage and other consumer products companies, today reported Net Income for second quarter 2013 of $21.2 million, or $0.06 per share, based upon 351.5 million weighted average diluted shares. This compares to second quarter 2012 Net Income of $42.4 million, or $0.11 per share, based on 397.8 million weighted average diluted shares.
Adjusted Net Income for the second quarter of 2013 was $44.1 million, or $0.13 per diluted share, when adjusted for a $16.0 million Loss on Modification or Extinguishment of Debt (Net of Tax) and $6.9 million in Restructuring and Other Special Charges (Net of Tax). This compares to second quarter 2012 Adjusted Net Income of $45.6 million or $0.11 per diluted share.
"Our second quarter results were in line with our expectations in a tough operating environment,” said CEO David Scheible. “Strong operating performance offset lower pricing and sluggish demand, particularly in our beverage folding carton business. Volumes in both beer and soft drink were undoubtedly impacted by cooler and wetter than normal weather during the Memorial Day weekend through the end of June. At the same time, year over year pricing was down about $16 million, mostly due to contractual resets related to 2012 commodity input deflation. We were able to offset these headwinds by delivering $29 million of benefit from improved operating performance and cost reductions, which keeps us on track to achieve our full year savings target of $100-$120 million.”

Net Sales
Net Sales increased 2.5% to $1,139.7 million during second quarter 2013, compared to second quarter 2012 Net Sales of $1,111.9 million. The $27.8 million increase resulted from $48.9 million of favorable volume/mix, partially offset by $15.7 million of lower pricing and $5.4 million of unfavorable exchange rates. The favorable volume/mix was primarily driven by the fourth quarter 2012 acquisitions of Contego Packaging Holdings Limited and A&R Carton Holding B.V.

On a segment basis, Paperboard Packaging sales, which comprised 85.3% of total second quarter Net Sales, increased 4.7% compared to the second quarter of 2012. The increase primarily reflected the addition of the two acquisitions. Net sales in the Flexible Packaging segment decreased 8.9% compared to the second quarter of 2012. The decline was primarily the result of the planned shift from external sales to internal consumption of kraft paper produced at our Pine Bluff, AR mill. Attached is supplemental data showing Net Tons Sold, Net Sales and Income (Loss) from Operations by business segment for the first and second quarters of 2013 and each quarter of 2012.

EBITDA
EBITDA for second quarter 2013 decreased 18.4% to $139.7 million from $171.2 million in the second quarter last year. Excluding $25.9 million of Loss on Modification or Extinguishment of Debt and $9.5 million of Restructuring and Other Special Charges, Adjusted EBITDA decreased 0.7% to $175.1 million in second quarter 2013 from $176.4 million in second quarter 2012. When comparing against the prior year quarter, Adjusted EBITDA in the second quarter of 2013 was positively impacted by $28.9 million of improved net operating performance and $2.6 million of favorable volume/mix. These benefits were offset by $15.7 million of lower pricing, $10.5 million of commodity inflation and $6.7 million in other costs, primarily for labor and benefits.

Other Results
Taking cash and cash equivalents into account, total Net Debt at the end of second quarter 2013 was $2,290.1 million. This represents a decrease of $43.6 million in Net Debt from the end of first quarter 2013. Including cash and cash equivalents, at June 30, 2013, the Company had available liquidity of $657.2 million, including the undrawn availability under its $1.0 billion revolving credit facility.

Net Interest Expense was $29.7 million in the second quarter of 2013, compared to $27.4 million in the second quarter of 2012. The increase was attributable to the Company's decision to take advantage of favorable market conditions to issue new 4.75% Senior Notes on April 2, 2013, approximately 2.5 months prior to using the proceeds to redeem its higher 9.5% notes on June 17, 2013.
Capital expenditures were $51.7 million in the second quarter of 2013, compared to $39.2 million in the second quarter of 2012. The quarter over quarter increase was due to timing as the Company incurred final expenditures related to the startup of the Company's new biomass boiler at its Macon, GA paper mill along with several planned asset upgrades at its U.S. based converting operations. Through the first six months of 2013, capital expenditures were $84.6 million compared to $80.9 million over the same period in 2012.
Income Tax Expense was $11.4 million in the second quarter of 2013 compared to $28.6 million in the second quarter of 2012. The decrease was primarily attributable to lower pre-tax earnings. As of June 30, 2013, the Company had approximately $859 million of NOLs for U.S. federal cash income tax purposes.
Please note that a tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted Net Income and Total Net Debt is attached to this release.

Bond Refinancing
On April 2, 2013, the Company completed a debt offering of $425 million aggregate principal amount of 4.75% senior notes due 2021 in a registered public offering. The Company used the net proceeds of this offering, together with cash on hand, to refinance through a redemption, all $425 million of its 9.5% senior notes due 2017, at a redemption premium plus accrued and unpaid interest to June 15, 2013. The refinancing will result in an annualized reduction in Net Interest Expense of approximately $20 million.

Earnings Call
The Company will host a conference call at 10:00 am eastern time today (July 25, 2013) to discuss results of second quarter 2013. To access the conference call, listeners calling from within North America should dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID # 12926867). Listeners may also access the audio webcast, along with a slide presentation, at the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com. Replays of the call can be accessed for one week by dialing 855-859-2056.

Forward Looking Statements
Any statements of the Company's expectations in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to, expected cost savings, and the results of the refinancing, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, cutbacks in consumer spending that could affect demand for the Company's products or actions taken by our customers in response to the difficult economic environment, continuing pressure for lower cost products, the Company's ability to implement its business strategies, including productivity initiatives and cost reduction plans, the Company's debt level, currency movements and other risks of conducting business internationally, volatility in the credit and securities markets and the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income, and those that impact the Company's ability to protect and use its intellectual property. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE:GPK), headquartered in Atlanta, Georgia, is a leading provider of packaging solutions for a wide variety of products to food, beverage and other consumer products companies.  The Company is one of the largest producers of folding cartons and holds a leading market position in coated-unbleached kraft, coated-recycled boxboard and specialty packaging. The Company's customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products, is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2013	2012	2013	2012
Net Sales	$1,139.7	$1,111.9	$2,240.2	$2,179.1
Cost of Sales	951.1	915.5	1,868.7	1,813.1
Selling, General and Administrative	97.0	95.3	196.2	191.6
Other Income, Net	(4.4)	(0.8)	(7.3)	(2.0)
Restructuring and Other Special Charges	8.3	5.2	9.7	8.7
Income from Operations	87.7	96.7	172.9	167.7
Interest Expense, Net	(29.7)	(27.4)	(56.9)	(59.5)
Loss on Modification or Extinguishment of Debt	(25.9)	—	(25.9)	(8.9)
Income before Income Taxes and Equity Income of Unconsolidated Entities	32.1	69.3	90.1	99.3
Income Tax Expense	(11.4)	(28.6)	(35.1)	(41.6)
Income before Equity Income of Unconsolidated Entities	20.7	40.7	55.0	57.7
Equity Income of Unconsolidated Entities	0.4	0.7	0.7	1.0
Net Income	$21.1	$41.4	$55.7	$58.7
Net Loss Attributable to Noncontrolling Interests	0.1	1.0	0.4	0.9
Net Income Attributable to Graphic Packaging Holding Company	$21.2	$42.4	$56.1	$59.6

Net Income Per Share Attributable to Graphic Packaging Holding Company - Basic	$0.06	$0.11	$0.16	$0.15
Net Income Per Share Attributable to Graphic Packaging Holding Company - Diluted	$0.06	$0.11	$0.16	$0.15

Weighted Average Number of Shares Outstanding - Basic	349.8	396.0	348.9	394.2
Weighted Average Number of Shares Outstanding - Diluted	351.5	397.8	350.9	397.2

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
In millions, except share and per share amounts	2013	2012

ASSETS
Current Assets:
Cash and Cash Equivalents	$33.1	$51.5
Receivables, Net	498.7	461.3
Inventories, Net	595.4	532.5
Other Current Assets	129.5	159.1
Total Current Assets	1,256.7	1,204.4
Property, Plant and Equipment, Net	1,701.5	1,731.6
Goodwill	1,130.7	1,131.3
Intangible Assets, Net	485.6	506.4
Other Assets	44.8	47.1
Total Assets	$4,619.3	$4,620.8

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$87.2	$79.8
Accounts Payable	453.4	453.7
Interest Payable	13.9	10.1
Other Accrued Liabilities	162.3	209.3
Total Current Liabilities	716.8	752.9
Long-Term Debt	2,236.0	2,253.5
Deferred Income Tax Liabilities	143.8	137.0
Other Noncurrent Liabilities	480.3	494.3

Redeemable Noncontrolling Interests	10.4	10.8

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 348,235,917 and 344,534,039 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	3.5	3.4
Capital in Excess of Par Value	1,923.1	1,915.1
Accumulated Deficit	(577.1)	(633.2)
Accumulated Other Comprehensive Loss	(317.5)	(311.3)
Total Graphic Packaging Holding Company Shareholders' Equity	1,032.0	974.0
Noncontrolling Interests	—	(1.7)
Total Equity	1,032.0	972.3
Total Liabilities and Equity	$4,619.3	$4,620.8

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
In millions	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$55.7	$58.7
Noncash Items Included in Net Income:
Depreciation and Amortization	133.7	134.8
Deferred Income Taxes	28.0	38.0
Amount of Postretirement Expense Greater Than Funding	6.8	2.3
Other, Net	19.2	35.8
Changes in Operating Assets & Liabilities	(133.5)	(127.1)
Net Cash Provided by Operating Activities	109.9	142.5

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(84.6)	(80.9)
Proceeds from Sale of Assets, Net of Selling Costs	—	12.9
Other, Net	(1.9)	(1.9)
Net Cash Used in Investing Activities	(86.5)	(69.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance or Modification of Debt	425.0	1,000.0
Retirement of Long-Term Debt	(425.0)	—
Payments on Debt	(29.7)	(1,678.4)
Borrowings under Revolving Credit Facilities	982.9	845.4
Payments on Revolving Credit Facilities	(961.8)	(457.4)
Redemption and Debt Issuance Costs	(27.4)	(22.3)
Repurchase of Common Stock related to Share-Based Payments	(11.0)	(10.5)
Other, Net	8.0	9.3
Net Cash Used in Financing Activities	(39.0)	(313.9)

Effect of Exchange Rate Changes on Cash	(2.8)	0.5

Net Decrease in Cash and Cash Equivalents	(18.4)	(240.8)
Cash and Cash Equivalents at Beginning of Period	51.5	271.8
Cash and Cash Equivalents at End of Period	$33.1	$31.0

Reconciliation of Non-GAAP Financial Measures
The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net Income, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations, asset impairments, other special charges and the modification or extinguishment of debt. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.
EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2013	2012	2013	2012
Net Income Attributable to Graphic Packaging Holding Company	$21.2	$42.4	$56.1	$59.6
(Subtract) Add:
Net Loss Attributable to Noncontrolling Interests	(0.1)	(1.0)	(0.4)	(0.9)
Income Tax Expense	11.4	28.6	35.1	41.6
Equity Income of Unconsolidated Entities	(0.4)	(0.7)	(0.7)	(1.0)
Interest Expense, Net	29.7	27.4	56.9	59.5
Depreciation and Amortization	77.9	74.5	152.9	150.0
EBITDA	139.7	171.2	299.9	308.8
Restructuring and Other Special Charges	9.5	5.2	10.9	8.7
Loss on Modification or Extinguishment of Debt	25.9	—	25.9	8.9
Adjusted EBITDA	$175.1	$176.4	$336.7	$326.4

Net Income Attributable to Graphic Packaging Holding Company	$21.2	$42.4	$56.1	$59.6
Restructuring and Other Special Charges (Net of Tax)	6.9	3.2	7.8	5.3
Loss on Modification or Extinguishment of Debt (Net of Tax)	16.0	—	16.0	5.4
Adjusted Net Income	$44.1	$45.6	$79.9	$70.3

Per Share — Basic
Net Income Attributable to Graphic Packaging Holding Company	$0.06	$0.11	$0.16	$0.15
Restructuring and Other Special Charges (Net of Tax)	0.02	0.01	0.02	0.01
Loss on Modification or Extinguishment of Debt (Net of Tax)	0.05	—	0.05	0.01
Adjusted Earnings Per Share*	$0.13	$0.12	$0.23	$0.18

Per Share — Diluted
Net Income Attributable to Graphic Packaging Holding Company	$0.06	$0.11	$0.16	$0.15
Restructuring and Other Special Charges (Net of Tax)	0.02	0.01	0.02	0.01
Loss on Modification or Extinguishment of Debt (Net of Tax)	0.05	—	0.05	0.01
Adjusted Earnings Per Share*	$0.13	$0.11	$0.23	$0.18
* May not foot due to rounding

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	June 30,	June 30,	December 31,
In millions	2013	2012	2012
Net Income Attributable to Graphic Packaging Holding Company	$119.1	$277.7	$122.6
(Subtract) Add:
Net Loss Attributable to Noncontrolling Interests	(2.0)	(2.6)	(2.5)
Income Tax Expense (Benefit)	76.0	(198.5)	82.5
Equity Income of Unconsolidated Entities	(2.0)	(2.2)	(2.3)
Interest Expense, Net	108.5	128.5	111.1
Depreciation and Amortization	300.5	296.1	297.6
EBITDA	600.1	499.0	609.0
Charges Associated with Business Combinations	25.5	6.6	22.7
Asset Impairment and Other Special Charges	4.1	12.8	4.7
Goodwill Impairment Charge	—	96.3	—
Loss on Modification or Extinguishment of Debt	28.0	10.2	11.0
Adjusted EBITDA	$657.7	$624.9	$647.4

	June 30,	June 30,	December 31,
Calculation of Net Debt:	2013	2012	2012
Short-Term Debt and Current Portion of Long-Term Debt	$87.2	$64.3	$79.8
Long-Term Debt	2,236.0	2,009.4	2,253.5
Less:
Cash and Cash Equivalents	(33.1)	(31.0)	(51.5)
Total Net Debt	$2,290.1	$2,042.7	$2,281.8

Net Leverage Ratio (Net Debt/Adjusted EBITDA)	3.48	3.27	3.52

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2013
Net Tons Sold (000's)
Paperboard Packaging	640.1	651.3
Flexible Packaging	**	**	**	**

Net Sales ($ Millions):
Paperboard Packaging	$936.1	$972.1
Flexible Packaging	164.4	167.6
Total	$1,100.5	$1,139.7	$—	$—

Income (Loss) from Operations ($ Millions):
Paperboard Packaging	$102.7	$104.4
Flexible Packaging	(3.8)	(1.4)
Corporate	(13.7)	(15.3)
Total	$85.2	$87.7	$—	$—

2012
Net Tons Sold (000's)
Paperboard Packaging	596.0	621.8	629.6	611.1
Flexible Packaging	**	**	**	**

Net Sales ($ Millions):
Paperboard Packaging	$883.3	$928.1	$929.0	$876.6
Flexible Packaging	183.9	183.8	175.7	176.7
Total	$1,067.2	$1,111.9	$1,104.7	$1,053.3

Income (Loss) from Operations ($ Millions):
Paperboard Packaging	$88.2	$121.9	$115.3	$91.9
Flexible Packaging	(1.4)	(7.5)	(9.4)	(6.0)
Corporate	(15.8)	(17.7)	(14.5)	(22.6)
Total	$71.0	$96.7	$91.4	$63.3
** Not meaningful